POWER OF ATTORNEY

     The undersigned, F. Joseph Loughrey hereby authorizes and designates John N. Langrick, Tom Andersen, Kenneth D. McCuskey, and Jim T. Remus, or either of them signing singly (the "Attorneys in Fact"), to execute and file on the undersigneds behalf all Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigneds ownership of or transactions in securities of Sauer-Danfoss Inc. The authority of the Attorneys in Fact under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to the undersigneds ownership of or transactions in securities of Sauer-Danfoss Inc., unless earlier revoked in writing. The undersigned acknowledges that none of the Attorneys in Fact is assuming any of the undersigneds responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Date: September 25, 2002                                                                       F. Joseph Loughrey
                                                                                                               F. Joseph Loughrey